                                                                   EXHIBIT 10.14

CONFIDENTIAL TREATMENT REQUEST.
CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND
HAVE BEEN SEPARATELY FILED WITH THE COMMISSION


                         NON-EXCLUSIVE LICENSE AGREEMENT


       THIS NON-EXCLUSIVE LICENSE AGREEMENT, dated as of September 9, 1998 (the "Effective Date") is made by and between IXSYS, INC., a Delaware corporation ("Ixsys"), and BIOSITE DIAGNOSTICS INCORPORATED, a Delaware corporation ("Biosite").

       WHEREAS, Ixsys and Biosite have entered into that certain Research and Development Agreement dated as of July 1, 1992 (the "R&D Agreement") pursuant to which Ixsys granted to Biosite licenses to certain patent rights and related know-how for the manufacture, use and sale of antibodies;

       WHEREAS, Ixsys and Biosite wish to terminate the R&D Agreement; and

       WHEREAS, Ixsys wishes to grant to Biosite, and Biosite wishes to obtain from Ixsys, a non-exclusive license under certain patent rights and related know-how held by Ixsys on the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

       1.1 "AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with, a party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls 50% or more of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

       1.2 "BIOSITE FIELD" means all *** purposes and all *** purposes.

       1.3 "CONFIDENTIAL INFORMATION" means any confidential information of a party, including information related to the Ixsys Technology, and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving party can prove by competent evidence:

*** Confidential Treatment has been requested with respect to certain portions of this agreement.



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

       (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

       (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

       (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

       (d) is independently developed by the receiving party without knowledge of, and without the aid, application or use of, the disclosing party's Confidential Information; or

       (e) is the subject of a written permission to disclose provided by the disclosing party.

       1.4 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

       1.5 "IXSYS KNOW-HOW" means all Know-How, owned by or under the Control of Ixsys as of the Effective Date, which is not covered by the Ixsys Patent Rights, but which is necessary or useful for the commercial exploitation of the Ixsys Patent Rights.

       1.6 "IXSYS PATENT RIGHTS" means all rights under the patents and patent applications set forth on Exhibit A, owned by or under the Control of Ixsys as of the Effective Date, including any and all patents issuing therefrom and any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, continuations, continuations-in-part, divisionals, re-examinations, renewals, reissues and foreign counterparts of the aforementioned.

       1.7 "IXSYS TECHNOLOGY" means the Ixsys Patent Rights and the Ixsys Know-How.

       1.8 "KAUFFMAN AGREEMENT" means that certain License Agreement between Stuart A. Kauffman, M.D. and Ixsys dated as of November 3, 1994, a copy of which is attached hereto as Exhibit B.

       1.9 "KNOW-HOW" means all know-how, knowledge, trade secrets, inventions, data, materials, techniques, practices, processes, procedures, devices, methods, formulas, protocols and proprietary information, whether or not patentable, which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological and scientific research information.

       1.10 "PRODUCT" means any product or service, the development, manufacture, use or sale of which is covered by, uses or incorporates any Ixsys Technology.

       1.11 "STRATAGENE AGREEMENT" means that certain Master Agreement between Stratagene Cloning Systems, Inc., Stratacyte Corporation, William D. Huse and Ixsys dated as of November 7, 1991, a copy of which is attached hereto as Exhibit C.



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       1.12 "TERM" shall have the meaning set forth in Section 5.1.

       1.13 "THIRD PARTY" means any entity other than Biosite or Ixsys or an Affiliate of Biosite or Ixsys.

                                    ARTICLE 2
                       GRANT OF LICENSE; ROYALTY PAYMENT;
                          TERMINATION OF R&D AGREEMENT

       2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement and during the Term, Ixsys hereby grants to Biosite a *** license under the Ixsys Technology to develop, make, have made, use, offer for sale, sell and import Products in the Biosite Field.

       2.2 THIRD PARTY SALE OR PRODUCTION. Notwithstanding anything to the contrary in this Agreement, Biosite shall have the right, in connection with a transaction or arrangement with a Third Party relating to any product or service relating to the Biosite Field, to grant to such Third Party the right to produce, use, provide and sell such product or service derived from hosts provided by Biosite; provided, however, that any such Third Party shall have no other right, title or license under the Ixsys Technology.

       2.3 SUBLICENSES. Biosite shall have the right to grant sublicenses to its Affiliates only. Biosite shall notify any sublicensee hereunder of all rights and obligations of Biosite under this Agreement which are sublicensed to such sublicensee and shall notify Ixsys within 30 days of the grant of any sublicense hereunder. Biosite shall remain primarily liable under this Agreement irrespective of any sublicense granted hereunder.

       2.4 SUBLICENSE OBLIGATIONS. Biosite hereby agrees to be bound by the terms and conditions expressly applicable to a sublicensee under the Kauffman Agreement and the Stratagene Agreement.

       2.5 UP-FRONT ROYALTY PAYMENT. In full consideration for the license grant in Section 2.1, Biosite shall pay to Ixsys *** upon the Effective Date.

       2.6 TERMINATION OF R&D AGREEMENT. Ixsys and Biosite hereby terminate the R&D Agreement as of the Effective Date with the effect of termination specified therein (subject to the rights and licenses granted herein); provided, however, that the parties agree that there are no outstanding debts or obligations or claims under the R&D Agreement, except for the surviving provisions expressly referred to in the second and third sentences of Section 11.3 thereof. For avoidance of doubt, Ixsys has, and will have, ***.

                                    ARTICLE 3
                                 CONFIDENTIALITY

       During the Term and for a period of five years thereafter, each party will maintain all Confidential Information of the other party as confidential and will not disclose any Confidential Information of the other party to any Third Party or use any Confidential Information of the other party for any purpose, except (a) as authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing party shall use commercially reasonable


*** Confidential Treatment has been requested with respect to certain portions of this agreement.



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

efforts to obtain confidential treatment of any such information required to be disclosed), or (c) to its Affiliates, employees, agents, consultants and other representatives to accomplish the purposes of this Agreement so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of Confidential Information of the other party. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other party.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

       4.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

       4.2 DUE AUTHORIZATION. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

       4.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

       4.4 IXSYS PATENT RIGHTS. Ixsys hereby represents and warrants that (a) all patents and patent applications set forth on Exhibit A are owned by or under the Control of Ixsys as of the Effective Date, and (b) to the best of its knowledge, the Ixsys Patent Rights include all patent rights owned by or under the Control of Ixsys as of the Effective Date applicable to the Biosite Field as of the Effective Date.

       4.5 SUBLICENSED PATENT RIGHTS. Ixsys represents and warrants that (a) Ixsys shall be fully and solely responsible for all payment obligations under the Kauffman Agreement and the Stratagene Agreement in connection with the license granted to Biosite hereunder and for otherwise fully maintaining all relevant licenses and arrangements with third parties such that all licenses and sublicenses granted to Biosite hereunder remain fully in effect without any payment by Biosite to Ixsys or anyone else, except as specified in Section 2.5,
(b) Ixsys has provided to Biosite copies of all written agreements related to the Kauffman Agreement and the Stratagene Agreement (including, without limitation, any amendments thereto and any agreements attached as exhibits thereto), (c) the Kauffman Agreement and the Stratagene Agreement are in effect and in good standing as of the Effective Date, (d) Ixsys shall notify Biosite promptly in writing of the occurrence of any potential event of which Ixsys becomes aware which may result in the termination of the Kauffman Agreement or the Stratagene Agreement or which may limit any right granted to Biosite hereunder, and (e) the Kauffman Agreement and the Stratagene



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Agreement are the only agreements under which Ixsys has received a license to any of the Ixsys Patent Rights or Ixsys Know How.

       4.6 KNOW-HOW LICENSED TO BIOSITE. Ixsys hereby represents and warrants that any Know-How previously provided to Biosite under the R&D Agreement is owned by or under the Control of Ixsys as of the Effective Date.

       4.7 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       4.8 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE IXSYS TECHNOLOGY OR ANY LICENSE GRANTED HEREUNDER.

       4.9 INDEMNIFICATION. Biosite hereby agrees to save, defend, indemnify and hold harmless Ixsys and its directors, officers, employees, agents, consultants and other representatives from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys' fees ("Losses"), to which Ixsys may become subject as a direct result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly out of the practice by Biosite of the license granted hereunder, except to the extent such Losses result from the negligence or the willful misconduct of Ixsys. In the event Ixsys seeks indemnification under this Section 4.9, and as a condition thereof, Ixsys shall inform Biosite of a claim as soon as reasonably practicable after Ixsys receives notice of the claim, shall permit Biosite to assume direction and control of the defense and settlement of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of Biosite) in the defense and settlement of the claim. The indemnification provided under this Section 4.9 shall supersede any surviving indemnification obligation of Biosite under the R&D Agreement.

       4.10 FAIR VALUE. Ixsys represents and warrants that its Board of Directors, after full disclosure and review of all relevant facts and circumstances, has determined that this Agreement provides Ixsys with fair value at least equivalent to the value it is providing under this Agreement, and, accordingly, has approved this transaction.

                                    ARTICLE 5
                                TERM; TERMINATION

       5.1 TERM. This Agreement shall begin as of the Effective Date and shall end upon the expiration of the last to expire of the Ixsys Patent Rights (the "Term").

       5.2 EFFECT OF EXPIRATION. Expiration of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration. The provisions of Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9 and 5.2 and Articles 1, 3, and 6 shall survive the expiration of this Agreement.



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

                                    ARTICLE 6
                                  MISCELLANEOUS

       6.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (except for non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

       6.2 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) *** (b) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

       6.3 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       6.4 NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

       IF TO BIOSITE:       BIOSITE DIAGNOSTICS INCORPORATED
                            11030 Roselle Street, Suite D
                            San Diego, CA 92121
                            Attn: President
                            Fax No.  (619) 455-4815

       IF TO IXSYS:         IXSYS, INC.
                            3520 Dunhill Street
                            San Diego, CA 92121
                            Attn: President
                            Fax No.  (619) 597-4950

       Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or

*** Confidential Treatment has been requested with respect to certain portions of this agreement.



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

overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

       6.5 GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its choice of law provisions. Any action or proceeding arising from or relating to this Agreement shall be brought in a federal court in the Southern District of California or in a state court in San Diego County, California, and each party irrevocably submits to the jurisdiction and venue of any such court in any such action or proceeding.

       6.6 ATTORNEYS' AND EXPERTS' FEES. In any proceeding between the parties arising from or related to the interpretation, construction or enforcement of this Agreement, the prevailing party shall, in addition to recovering all costs of suit, be entitled to an award of actual attorneys' fees and actual expert witness' fees incurred, whether in an original action or on appeal.

       6.7 INJUNCTIVE RELIEF. Biosite agrees that Biosite's unauthorized use or disclosure of any of Ixsys' Confidential Information received by Biosite will cause irreparable injury to Ixsys for which pecuniary compensation would not afford adequate relief and would be extremely difficult to ascertain. In addition, notwithstanding any of the provisions of this Agreement, Ixsys shall have the unequivocal right to obtain timely injunctive relief in the event Biosite breaches its obligations under Article 2 of this Agreement.

       6.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto with respect to the subject matter of this Agreement, and supersedes and terminates all prior agreements and understanding between the parties with respect to the subject matter of this Agreement. There are no covenants, promises, agreements, warranties, representations conditions or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

       6.9 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

       6.10 INDEPENDENT CONTRACTORS. It is expressly agreed that Ixsys and Biosite shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party.

       6.11 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same rights or remedies or of any other of such party's rights or remedies provided in this Agreement.



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

       6.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

IXSYS, INC.                                    BIOSITE DIAGNOSTICS INCORPORATED



By:  /s/  Janine M. Taylor                     By:  /s/  Kim D. Blickenstaff
  --------------------------------------          --------------------------------------

Name:  Janine M. Taylor                        Name:  Kim D. Blickenstaff
    ------------------------------------            ------------------------------------

Title:  Chief Financial Officer                Title:  President
     -----------------------------------             -----------------------------------


                         Non-Exclusive license Agreement



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